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                                                                 EXHIBIT h(2)(m)


                           [PFPC LETTERHEAD AND LOGO]
                               DEBRALEE GOLDBERG
                             Senior Vice President
                                General Manager

August 17, 2000


Mr. Tony D. Green
AIM Fund Services
11 Greenway Plaza
Suite 100
Houston, TX 77046

Dear Tony:

         This letter will confirm the commitment of PFPC Inc. ("PFPC") and each registered investment company (the "Fund") listed on Exhibit 1 of the Remote Access and Related Services Agreement dated December 23, 1994 to amend the IMPRESSNET Amendment No. 9, dated as of June 26, 2000, to this Agreement and also PFPC and A I M Advisors, Inc. ("AIM") to amend the DAZL Services Agreement dated June 26, 2000 (collectively the "Agreements"). The details which we have agreed upon are as follows:

1. Volume discounts based on the total revenue from the Fund's usage of both PFPC's IMPRESSNet and DAZL products shall apply to the Agreements. When the combined revenue of both products is greater than an average of $300,000 per year ($25,000 per month) DAZL fees shall be discounted at an additional 17.5% and IMPRESSNet fees shall be discounted at an additional 5%.

Please confirm our understanding by executing and returning the enclosed original copy of this letter. We look forward to our continued relationship.

Sincerely,


/s/ DEBRALEE GOLDBERG

Debralee Goldberg
Senior Vice President
General Manager


PFPC INC.
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4400 COMPUTER DRIVE, WESTBOROUGH, MA 01581 o TEL 508-871-9710 o FAX 508-871-9030
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Tony D. Green                                                        [PFPC LOGO]
AIM LOI
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Acknowledged and Agreed to this 22nd day of August, 2000

On behalf of the Funds and respective
Portfolios and Classes set forth in
Exhibit 1 of the Remote Access and
Related Services Agreement which may
be amended from time to time.

By:    /s/ TONY D. GREEN
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Title: President
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Date:  August 22, 2000
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AIM Funds Services, Inc.

By:

Date: